Exhibit 28 (j)(3) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 22, 2023, with respect to the financial statements of Federated Hermes MDT Large Cap Value Fund, a portfolio in the Federated Hermes Adviser Series, as of October 31, 2023, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/

Boston, Massachusetts
December 22, 2023